UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2011

WILMINGTON TRUST CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	1-14659	51-0328154
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Wilmington Trust Corporation Rodney Square North 1100 North Market Street Wilmington, Delaware	19890
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 651-1000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Effective February 17, 2011, Wilmington Trust FSB (the “Subsidiary”), a wholly-owned subsidiary of Wilmington Trust Corporation, entered into a Supervisory Agreement with the Office of Thrift Supervision (the “OTS”) (the “Agreement”) in connection with the OTS’s 2010 regulatory examination of the Subsidiary. Under the Agreement’s terms, the Subsidiary has agreed, among other things, to:

•	Maintain a Tier 1 capital ratio of at least 9% and a risk-based capital ratio of at least 14% by June 30, 2011;

•	Develop a written capital plan to achieve those capital levels;

•	Develop a written plan with specific strategies, targets, and timeframes to reduce the level of its problem and classified assets;

•	Develop or revise its workout plans for each problem credit or group of credits to any borrower or loan relationship of $1,000,000 or more;

•	Revise its credit administration policies, procedures, practices, and controls to address corrective actions in its regulatory examination report;

•	Revise its policies, procedures, and methodology relating to the timely establishment and maintenance of an adequate allowance for loan losses, and ensure the compliance of its loan loss allowance with its loan loss allowance policy;

•	Revise its written program to identify, monitor, and control credit concentration risks;

•	Revise its liquidity and funds management policy;

•	Not declare or pay dividends or make other capital distributions without the OTS’s approval;

•	Not make golden parachute or prohibited indemnification payments, without complying with applicable regulations;

•	Comply with prior notification requirements for changes in directors and senior executive officers;

•	Not enter into, renew, extend, or revise contractual arrangements relating to compensation or benefits for any senior executive officer or director without the OTS’s approval;

•	Not enter into or renew third-party service provider agreements outside the normal course of business, or engage in any new transaction with an affiliate, without the OTS’s approval;

•	Submit written plans to achieve and maintain separate management and operations from, and reduce its exposure to, any affiliated federally-insured depository institution;

•	Limit its asset growth in any quarter to net interest credited on deposit liabilities during the prior quarter;

•	Appoint a new independent director by June 30, 2011;

•	Appoint a new independent senior executive officer to serve as one of the Subsidiary’s top two officers by June 30, 2011;

•	Designate a committee with at least one independent director to monitor and coordinate the Subsidiary’s compliance with the Agreement’s provisions and the completion of certain required corrective actions; and

•	Conduct quarterly Board reviews of compliance with the requirements of the Agreement and the Subsidiary’s 2010 regulatory examination report.

The Board of Directors and management of the Subsidiary are working to resolve the issues raised in the Agreement, and have already taken actions to comply with some of the Agreement’s requirements.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statement and Exhibits

(b) Exhibits

10.1 Supervisory Agreement dated as of February 17, 2011 between the Office of Thrift Supervision and Wilmington Trust FSB.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WILMINGTON TRUST CORPORATION
Date: February 23, 2011	By:	/s/ Donald E. Foley
		Name:	Donald E. Foley
		Title:	Chief Executive Officer (Authorized officer)

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